SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)    April 28, 2004

HOSPIRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31946	20-0504497
(Commission File Number)	(I.R.S. Employer Identification No.)

275 N. Field Drive

Lake Forest, Illinois  60045

(Address Of Principal Executive Offices, including Zip Code)

(847) 937-6100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Item 7.  Financial Statements and Exhibits

(c)                                  Exhibits

99.1                           Revised page 31 to materials that the registrant intends to present in meetings with certain potential investors that were previously attached to a report on Form 8-K dated April 19, 2004.  These materials are being furnished pursuant to Item 9 hereof.

Item 9.  Regulation FD Disclosure

The registrant has corrected the disclosure in the first footnote on page 31 of the materials attached to a report on Form 8-K dated April 19, 2004 and attached the revised page 31 to this report as Exhibit 99.1.

Limitation of Incorporation by Reference

                In accordance with the general instruction B.2 of Form 8-K, the information in this report is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPIRA, INC.

Dated: April 28, 2004	/s/ Brian J. Smith
	By:	Brian J. Smith
	Its:	Secretary